UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 26, 2009 (May 19, 2009)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (615) 599-2274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On May 19, 2009, each of Arthur F. Helf, Chief Executive Officer, Michael R. Sapp, President, and H. Lamar Cox, Chief Administrative Officer, entered into an Amended and Restated Employment Agreement (the “Employment Agreements”) with Tennessee Commerce Bancorp, Inc. (the “Company”) and Tennessee Commerce Bank (the “Bank” and, together with the Company, the “Employer”), a wholly-owned subsidiary of the Company.  The primary purposes of amending and restating the existing employment agreements, which were entered into with each of the executives as of December 30, 2008 (the “Existing Agreements”), were to clarify certain provisions and to comply with the requirements of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 and regulations issued thereunder (“EESA”).

The Employment Agreements amended the Existing Agreements to add the Company as a party. The Employment Agreements also clarified that the change in control payment is payable if the executive’s employment is involuntarily terminated for any reason other than death, disability or cause during the period beginning one year prior to and ending two years following a change in control. Additional revisions were made to the Existing Agreements in connection with the amendment and restatement.

Pursuant to the Employment Agreements, during the time the United States Department of Treasury (“Treasury”) owns any debt or equity securities of the Employer (the “CPP Period”) acquired pursuant to the Capital Purchase Program (the “CPP”), the terms of Section 15 of the Employment Agreements amend and override any contrary or inconsistent terms contained in any and all other employment, compensation and benefit agreements, plans and policies with respect to the executive. Section 15 of the Employment Agreements generally provides, among other things, that: (i) if the executive receives compensation that was based on financial statements or performance metric criteria that are determined to be materially inaccurate, the executive will repay the Employer upon demand the amount of the bonus or incentive compensation received by the executive in excess of the amount that would have been paid to the executive had the inaccurate statements or criteria been accurate; (ii) upon executive’s termination of employment, severance payments to the executive may not be made to the extent that the payment would otherwise constitute a “golden parachute” as defined under Section 111(a) of EESA; and (iii) to the extent required by the CPP, the executive will not receive or accrue any bonus, retention award, or incentive compensation; provided, however, that this prohibition will not apply to (A) the payment of long-term restricted stock that (1) does not fully vest during the CPP Period, (2) does not have a value greater than one-third of the executive’s total annual compensation amount and (3) is subject to such other terms and conditions as Treasury may determine are in the public interest or (B) any bonus payment required to be paid under a written employment agreement executed on or before February 11, 2009 and determined to be valid by Treasury.

The foregoing summary of the Employment Agreements updates and, to the extent inconsistent, supersedes the summary set forth in Item 5.02 of that certain Current Report on Form 8-K filed by the Company on January 6, 2009.

The summary of the Employment Agreements presented in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Split Dollar Agreements

On May 19, 2009, each of Messrs. Helf, Sapp and Cox entered into a Split Dollar Agreement with the Employer (the “Split Dollar Agreements”). Pursuant to each Split Dollar Agreement, the Employer allocates a portion of the death proceeds of life insurance policies on the executive’s life to a beneficiary designated by the executive. The Employer owns the life insurance policies and pays the premiums on such policies from its general assets. Upon the executive’s death, the death benefit payable to the executive’s beneficiary will generally be the lesser of (i) the difference between the death benefit payable under the life insurance policy and the cash value of such policy, and (ii) an amount equal to two times the executive’s aggregate annual salary and bonus paid for the most recent full year of employment, as reduced by any payments due or payable under the Salary Continuation Plans (as hereinafter defined) and/or Consulting and Non-Competition Agreements (as hereinafter defined).

To the extent that any payments under the Split Dollar Agreements would be “parachute payments,” such payments will be reduced to the extent that the payments, when aggregated with all other “parachute payments,” would not create an “excess parachute payment” pursuant to Section 280G of the Internal Revenue Code.

Each Split Dollar Agreement will terminate automatically and no payments will be made thereunder if the corresponding executive voluntarily terminates service with the Employer, other than for retirement or good reason or is terminated for cause prior to the executive’s death.

Each Split Dollar Agreement also includes covenants against competition, solicitation or disclosure of confidential information, which covenants will apply throughout the 120-month period beginning on the date of the executive’s termination of employment. If an executive breaches any of such covenants, the right of the executive and any designated beneficiary to any payments under the Split Dollar Agreement after the date of the breach will be forever forfeited. This forfeiture is in addition to any injunctive or other relief that may be available to the Employer.

The summary of the Split Dollar Agreements presented in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Split Dollar Agreement, a copy of which is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Salary Continuation Plans

On May 19, 2009, each of Messrs. Sapp and Cox entered into a Salary Continuation Plan with the Employer (the “Salary Continuation Plans”). Each Salary Continuation Plan is an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the executive.

Pursuant to each Salary Continuation Plan, upon (i) the executive’s termination of employment on or after his normal retirement date for reason other than death, the executive will be eligible to receive 180 identical monthly payments in amount equal to the executive’s average annual base salary for the highest three-year period ending at his normal retirement date divided by 48; (ii) the executive’s early retirement date, the executive will be eligible to receive 180 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the executive’s early retirement date divided by 180; (iii) the executive’s termination of employment attributable to a disability before reaching normal retirement age, the executive will be eligible to receive 180 identical monthly payments in an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the executive’s termination of employment divided by 180; (iv) upon the executive’s termination of employment within the period beginning twelve months before and ending 24 months following a change of control, the executive will be paid an amount equal to the greater of (A) the present value of 180 identical monthly payments in amount equal to the executive’s average annual base salary for the highest three-year period ending at his normal retirement date divided by 48, or (B) the executive’s accrual balance as of the last day of the plan year preceding the effective date of the change in control. The executive and his beneficiary, as applicable, are only entitled to one of the foregoing benefits, which will be determined by the first of such events to occur. No benefits are payable under a Salary Continuation Plan, however, in the event the executive’s employment is terminated for cause. Further, any monthly payments made to an executive or his beneficiary pursuant to the Salary Continuation Plan will be reduced by any payments made pursuant to the corresponding Consulting and Non-Competition Agreement.

If the executive dies while employed by the Employer, instead of any benefits payable under the Salary Continuation Plan described above, the Employer will pay to the executive’s beneficiary an amount equal to the accrual balance earned as of the last day of the plan year immediately preceding the date of the executive’s death.

To the extent that any payments under a Salary Continuation Plan would be “parachute payments,” such payments will be reduced to the extent that the payments, when aggregated with all other “parachute payments,” would not create an “excess parachute payment” pursuant to Section 280G of the Internal Revenue Code.

Each Salary Continuation Plan also includes covenants against competition, solicitation or disclosure of confidential information, which covenants will apply throughout the ten-year period beginning on the date of the executive’s termination of employment. If an executive breaches any of such covenants, the right of the executive and any designated beneficiary to any payments under the Salary Continuation Plan after the date of the breach will be forever forfeited. This forfeiture is in addition to any injunctive or other relief that may be available to the Employer.

The summary of the Salary Continuation Plans presented in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Salary Continuation Plan, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Consulting and Non-Competition Agreements

On May 19, 2009, each of Messrs. Helf and Cox entered into a Consulting and Non-Competition Agreement with the Employer (the “Consulting and Non-Competition Agreements”). Pursuant to each Consulting and Non-Competition Agreement, the executive will provide consulting services as an independent contractor to the Company for the first 24 months after separation from service, at the Company’s sole discretion. The amount of time that the executive provides such consulting services each month may not exceed 25% of the amount of time that the executive provided services to the Employer before such separation from service.

For the executive’s separation from service and in consideration of the consulting services provided and the non-competition covenants, the Company will pay the executive (i) 24 monthly payments, each in an amount equal to the executive’s greatest annual cash compensation (including base salary and bonus) paid in any of the last three calendar years of employment preceding separation from service, divided by 48, and (ii) 96 monthly payments, each in an amount equal to the executive’s greatest annual cash compensation (including base salary and bonus) paid in any of the last three calendar years of employment preceding separation from service, divided by 48. No amounts are payable under a Consulting and Non-Competition Agreement, however, in the event the executive’s employment is terminated for cause or as a result of death or disability.

Each Consulting and Non-Competition Agreement includes covenants against competition, solicitation or disclosure of confidential information, which covenants will apply throughout the 24-

month period that the executive is providing consulting services and the eight-year period thereafter. If an executive breaches any of such covenants, the right of the executive to any payments under the Consulting and Non-Competition Agreement after the date of the breach will be forever forfeited. This forfeiture is in addition to any injunctive or other relief that may be available to the Employer.

If a change in control occurs after the executive’s separation from service and if, when such change in control occurs the executive is receiving payments for consulting services under the Consulting and Non-Competition Agreement, the executive will be entitled to receive in a single lump sum within five days after the date on which the change in control occurs all payments not yet made, without present value discount for the time value of money. If a change in control of the Company occurs after the executive’s separation from service, the executive’s obligations to provide consulting services and comply with the covenants against competition, solicitation and disclosure of confidential information will become null and void immediately after the change in control occurs.

To the extent that any payments under a Consulting and Non-Competition Agreement would be “parachute payments,” such payments will be reduced to the extent that the payments, when aggregated with all other “parachute payments,” would not create an “excess parachute payment” pursuant to Section 280G of the Internal Revenue Code.

The summary of the Consulting and Non-Competition Agreements presented in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Consulting and Non-Competition Agreement, a copy of which is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among Arthur F. Helf, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank

10.2	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among Michael R. Sapp, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank

10.3	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among H. Lamar Cox, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank

10.4	Form of Split Dollar Agreement, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Arthur F. Helf, Michael R. Sapp and H. Lamar Cox

10.5	Form of Salary Continuation Plan, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Michael R. Sapp and H. Lamar Cox

10.6	Form of Consulting and Non-Competition Agreement, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Arthur F. Helf and H. Lamar Cox

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: May 26, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among Arthur F. Helf, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank

10.2	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among Michael R. Sapp, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank

10.3	Amended and Restated Employment Agreement, dated as of May 19, 2009, by and among H. Lamar Cox, Tennessee Commerce Bancorp, Inc. and Tennessee Commerce Bank

10.4	Form of Split Dollar Agreement, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Arthur F. Helf, Michael R. Sapp and H. Lamar Cox

10.5	Form of Salary Continuation Plan, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Michael R. Sapp and H. Lamar Cox

10.6	Form of Consulting and Non-Competition Agreement, dated as of May 19, 2009, by and among Tennessee Commerce Bancorp, Inc., Tennessee Commerce Bank and each of Arthur F. Helf and H. Lamar Cox